EXHIBIT 10.1
MASTER GRID NOTE

$50,000,000.00	Executed at Columbus, Ohio December 19, 2007
ON DEMAND, for value received, BEF HOLDING CO., INC., a Delaware corporation (“Debtor”) promises to pay to the order of NATIONAL CITY BANK, a national banking association (“Bank”), having a banking office at 155 East Broad Street, Columbus, Ohio, at any office of Bank,
FIFTY MILLION AND 00/100 DOLLARS ($50,000,000.00)
(or, if less, the unpaid principal balance shown on the reverse side or any allonge thereto or as recorded in Bank’s loan account records which may be evidenced by computer print-out), in lawful money of the United States, with interest on each advance hereunder payable on the date such advance is repaid and on demand, and computed (on the basis of a 360-day year and the actual days elapsed) at a per annum rate of interest as agreed to by Debtor and Bank at the time of each request for an advance hereunder and fixed for the duration such advance is outstanding, which rate of interest shall be confirmed in writing by Bank to Debtor after the date such advance is made.
This note does not of itself constitute a commitment by Bank to make any advance or advances to Debtor; this note merely represents an arrangement whereby, for Debtor’s convenience, Debtor may obtain advances without giving Bank a separate note each time. Bank may endorse on the reverse side (or any allonge thereto or in Bank’s loan account records which may be evidenced by computer print-out) the date and amount of each advance. Debtor agrees that each such endorsement or notation shall be prima facie evidence that the advance indicated was made on the date indicated.
There is no limit to the amount of such advances, EXCEPT that the maximum principal balance outstanding at any one time hereunder shall not exceed the face amount of $50,000,000.00, LESS the principal balance outstanding under that certain $50,000,000.00 Master Grid Note dated of even date herewith made by Debtor’s affiliate, BEF REIT, INC., an Ohio corporation, in favor of Bank (the “BEF REIT Note”). Debtor acknowledges that the effect of the foregoing sentence is to limit the aggregate principal balance outstanding under this note and the BEF REIT Note to a combined maximum of $50,000,000.00. For purposes of this paragraph, the “principal balance outstanding” under this note shall include the sum of (a) the principal amount of all amounts advanced and outstanding as loans under this note, (b) the principal amount of any requests for advances submitted to Bank but not yet funded under this note, (c) the face amount of any standby letters of credit issued by Bank and in effect under this note, and (d) the face amount of any requests for standby letters of credit submitted to Bank but not yet issued under this note. For purposes of this paragraph, the “principal balance outstanding” under the BEF REIT Note shall include the sum of (w) the principal amount of all amounts advanced and outstanding as loans under the BEF REIT Note, (x) the principal amount of any requests for advances submitted to Bank but not yet funded under the BEF REIT Note, (y) the face amount of any standby letters of credit issued by Bank and in effect under the BEF REIT Note, and (z) the face amount of any requests for standby letters of credit submitted to Bank but not yet issued under the BEF REIT Note.

No delay or omission on the part of the holder in exercising any right hereunder shall operate as a waiver of such right or of any other right under this note. If any provision of this note shall be declared illegal or unenforceable, such provision shall be deemed cancelled to the same extent as though it never had appeared herein, but the remaining provisions shall not be affected thereby.
Debtor hereby authorizes any attorney at law to appear at any time in any State or Federal court of record in the United States of America, to waive the issuance and service of process, to confess judgment against Debtor in favor of the holder of this note for the amount then appearing due, together with interest and costs of suit, and thereupon to release all errors and waive all rights of appeal and stays of execution. Should any judgment be vacated for any reason this warrant of attorney nevertheless may be used for obtaining additional judgments.
This note shall be governed by Ohio law.
WARNING—BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGEMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.

1105 North Market Street	BEF HOLDING CO., INC.,
Wilmington, Delaware 19899 (302) 429-0359	a Delaware corporation

	By:	/s/ Tod P. Spornhauer

	Print:	Tod P. Spornhauer

	Its:	Senior Vice President of Finance